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                                                                     Exhibit 3.2


FORM NO. 7a                                               Registration No. 32333


                             [LOGO QUO PATA FERUNT]

                                    BERMUDA



                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL


       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                       Endurance Specialty Holdings Ltd.
                       ---------------------------------

was delivered to the Registrar of Companies on the 2nd day of July, 2002 in accordance with section 45(3) of the Companies Act 1981 ("the Act").


                                             Given under my hand and Seal of the
                                             REGISTRAR OF COMPANIES this
                                             5th day of July, 2002.

                                             /s/ Pamela Adams

                                             for Acting Registrar of Companies


Capital prior to increase: US$     12,000.00

Amount of increase:        US$119,988,000.00

Present Capital:           US$120,000,000.00